                                                                    EXHIBIT 99.1

Press Release Source: Occam Networks Inc.

Occam Networks Completes Additional Closing of Series A-2 Financing with Alta Partners As Lead Investor

Wednesday March 10, 5:00 pm ET

SANTA BARBARA, Calif.--(BUSINESS WIRE)--March 10, 2004--Occam Networks Inc. (OTCBB: OCCM - News), a supplier of Ethernet and IP-based loop carrier equipment to telecommunications companies, announced today that it has raised an additional $4.2 million in an additional closing of its previously announced private placement of Series A-2 Preferred Stock. Investments funds affiliated with Alta Partners invested $4.0 million at the closing. In connection with the financing, Occam agreed to permit Alta, at its election, to designate a member of Occam's board of directors. Alta has not currently elected to designate a member, however. Since November 2003, Occam has raised $20.7 million through private placements of its Preferred Stock.

The Series A-2 Preferred Stock was sold at a price of $10.00 per Series A-2 share. Based on the conversion features of the Preferred Stock, the Common Stock equivalent price at which the shares were sold was $0.11 per share. The Series A-2 Preferred Stock is entitled to the rights, privileges, and preferences described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on Nov. 21, 2003, as supplemented by a Current Report on Form 8-K to be filed shortly in connection with the sale to Alta Partners.

Occam also issued Alta a warrant to acquire up to an additional $3.8 million of Series A-2 Preferred at $10.00 per share, subject to various conditions. In particular, the amount that Alta may acquire under the warrant will be reduced by the sum of (i) the amount in excess of $1.5 million that Occam raises in a contemplated rights offering; (ii) the amount of convertible secured promissory notes for which Occam obtains purchase commitments from new or existing investors on or before March 29, 2004 (as discussed below); and (iii) the aggregate gross proceeds of any additional shares of Series A-2 Preferred sold by Occam in private placement transactions on or before March 29, 2004. In the event this amount equals or exceeds $3.8 million, the warrant would immediately terminate. To the extent exercisable, Alta would be entitled to purchase the shares under the warrant at any time during the period beginning after completion of the rights offering and ending in September 2005.

Occam is currently negotiating to obtain commitments from existing investors, including Alta, to purchase secured promissory notes. If issued, these notes would be convertible into shares of Occam's Common Stock at a conversion price equal to the lower of $0.11 per share and the average of the closing bid price for Occam's Common Stock over a 10 trading day period prior to conversion. The convertible notes would bear interest at a rate equal to LIBOR + 4%, and subject to certain exceptions, would be senior to all other indebtedness of Occam. If Occam reaches an agreement with existing investors concerning these notes, Occam would have the option until September 2005 to require committing investors to purchase notes on 20 days' prior notice. Any decision to require committing investors to purchase the notes will be made by a committee of independent Occam directors. None of the investors with whom Occam is negotiating has yet committed to purchase any convertible notes, and none of these investors has specified the amount, if any, that it may agree to purchase. Occam cannot predict whether it will reach a definitive agreement with respect to the convertible notes or, if an agreement is reached, the amount of any commitments. In addition, the economic terms and conditions of the convertible notes could differ from those currently contemplated based on continuing negotiations. In the event one or more investors commits to purchase convertible notes, Occam expects to issue each such investor a warrant to acquire shares of Common Stock at a price equal to the closing bid price for the company's common stock on the last trading day prior to the date of the commitment agreement relating to the notes. The number of shares issuable upon exercise of each warrant would equal 20% of such investor's committed convertible note principle divided by the applicable exercise price, and the warrant would be exercisable for 30 months from the date issued. In lieu of, or in addition to, obtaining commitments for convertible notes, Occam may reduce the size of the warrant issued to Alta by selling additional shares of Series A-2 Preferred on or before March 29, 2004. Occam has no current commitments with respect to the sale of additional Series A-2 Preferred, however.

The Series A-2 Preferred Stock sold in connection with this financing (including any shares that may be sold in private placement transactions prior to completion of the financing), and the Common Stock issuable upon conversion of the Preferred Stock, have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or applicable state securities laws. In addition, the convertible notes, if issued, and any shares of Common Stock issuable upon conversion of the notes, will also be sold in reliance on private placement exemptions under the Securities Act and state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the requirements of the Securities Act and applicable state securities law.

The company intends to offer holders of all outstanding shares of Common Stock the right to purchase shares of Series A-2 Preferred Stock on terms substantially similar to the terms under which shares were initially sold to inside investors in November 2003. Applicable subscription ratios, record dates, issuance dates, and subscription periods have not yet been determined. In connection with the rights offering, the company intends to file a registration statement with the Securities and Exchange Commission covering the offer and sale of Series A-2 Preferred Stock to common stockholders through the rights offering. The company has not yet determined when it will commence the rights offering but expects to file the registration statement within the next two months. In no event will the registration statement be filed prior to completion of private sales of the Series A-2

Preferred Stock, however, and the rights offering cannot be commenced unless and until the SEC has declared the registration statement to be effective.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam's equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. Rapidly changing technologies and market conditions may require changes to Occam's products. Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

------------------------------------------------------------
Contact:
   Occam Networks Inc., Santa Barbara
   Howard Bailey, 805-692-2908
   hbailey@occamnetworks.com
           or
   Connect Public Relations
   Holly Hagerman, 801-373-7888
   hollyh@connectpr.com

------------------------------------------------------------
Source: Occam Networks Inc.